                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT: OCTOBER 18, 2002             COMMISSION FILE NO. 1-12785
(DATE OF EARLIEST EVENT REPORTED: OCTOBER 16, 2002)


                       NATIONWIDE FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                     31-1486870
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43215
                                 (614) 249-7111
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

ITEM 5.    OTHER EVENTS.

           On October 16, 2002, Standard & Poor's Ratings Service (S&P) announced the lowering of their ratings and/or outlook on Nationwide Financial Services, Inc. (NFS) and related entities. S&P stated that these rating actions reflect S&P's view that NFS' risk profile has increased somewhat as a result of the recent downturn in the equity markets and because of an increasingly competitive environment for spread-based and equity-linked retirement and savings products.

           On October 18, 2002, A.M. Best Company (A.M. Best) announced a change in the outlook on the debt and financial strength ratings of NFS, Nationwide Life Insurance Company (NLIC) and Nationwide Life and Annuity Insurance Company (NLAIC) from "stable" to "negative". The lowering of these outlooks reflect A.M. Best's view that NLIC and NLAIC have weakened their risk-based capital positions as a result of recent years robust growth and more efficient capital management practices. In addition, A.M. Best cited concerns over the highly competitive market in several of the companies' core products, the prolonged equity market downturn, the low interest rate environment and overall U.S. economic weakness, among other factors.

           A.M. Best also announced the financial strength ratings of Nationwide Life Insurance Company of America (NLICA) and Nationwide Life and Annuity Company of America have been affirmed and removed from under review with developing implications following the completion of NFS' sponsored demutualization of NLICA's predecessor, Provident Mutual Life Insurance Company. The outlook is stable.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

           (c) Exhibits.

               Exhibit 99.1 Summary of Ratings Actions taken by S&P on October 16, 2002.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NATIONWIDE FINANCIAL SERVICES, INC.
                                            -----------------------------------
                                            (Registrant)

Date: October 18, 2002                      /s/ Mark R. Thresher
                                            ------------------------------------
                                            Mark R. Thresher, Senior Vice
                                            President - Finance
                                            (Chief Accounting Officer)